SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 13, 2006
OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)
(408) 542-3000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On June 13, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of OmniVision Technologies, Inc. (“OmniVision”) approved the payment of cash bonuses under OmniVision’s Executive Officer Profit Sharing/Bonus Plan (the “Plan”) for the fiscal quarter and year ended April 30, 2006. The bonuses are consistent with the terms of the Plan and will be paid to the following executive officers of OmniVision:

Name of Officer	Cash Bonus Amount
Shaw Hong	$23,000
Raymond Wu	$21,000
Xinping He	$21,000
Y. Vicky Chou	$19,000
John Yue	$14,000

     On June 13, 2006, the Committee also approved an increase in the annual base salary for the following executive officers of OmniVision:

Name of Officer	Previous Annual	New Annual Base	Effective Date
	Base Salary	Salary
Shaw Hong	$425,000	$450,000	7/1/2006
Raymond Wu	$280,000	$300,000	7/1/2006
Xinping He	$260,000	$300,000	7/1/2006
Y. Vicky Chou	$240,000	$280,000	7/1/2006
John Yue	$200,000	$220,000	7/1/2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 19, 2006

OmniVision Technologies, Inc.
By:	/s/ SHAW HONG
Shaw Hong
President and Chief Executive Officer